Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Lynn Newman	Matthew Booher
908-953-8692 (office)	908-953-7500 (office)
973-993-8033 (home)	mbooher@avaya.com
lynnnewman@avaya.com

AVAYA REPORTS FOURTH FISCAL QUARTER AND FISCAL YEAR 2005 RESULTS

—U.S. Revenues Increase 7.1 Percent Sequentially

—Sales of Products Grew 11.5 Percent Sequentially

—Operating Cash Flow in Quarter Was $148 Million

FOR IMMEDIATE RELEASE: TUESDAY, OCTOBER 25, 2005

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of business communications applications, systems and services, today reported income from continuing operations of  $660 million or $1.36 per diluted share in the fourth fiscal quarter of 2005.

These results reflect a net favorable impact on earnings of $565 million, which includes a net income tax benefit of $590 million related to the reversal of a portion of a valuation allowance for deferred tax assets, a $22 million restructuring charge for headcount reductions and lease terminations, and $3 million of in-process research and development costs related to the company’s acquisition of Nimcat Networks.   Excluding these items, the company would have had income from continuing operations of $95 million and earnings per diluted share of 20 cents in the fourth fiscal quarter. (See table for details.)

In the same quarter last year the company reported income from continuing operations of $100 million or 21 cents per diluted share.  Those results reflected a reversal of reserves for sales returns and allowances which had a $12 million favorable impact on operating income.  Excluding that item, earnings per diluted share in the year ago quarter would have been 19 cents. (See table for details.)

Avaya’s fourth fiscal quarter 2005 revenues increased to $1.296 billion, due to acquisitions, compared to revenue of $1.076 billion in the fourth fiscal quarter of 2004.  The company noted that fourth fiscal quarter 2004 revenues also included $14 million related to the reversal of reserves discussed above.

- more -

“We ended our fifth year as an independent company with a solid performance in the fourth quarter,” said Don Peterson, chairman and CEO, Avaya.  “Revenue grew sequentially in all regions, particularly in the United States.  We maintained our cost and expense discipline, and as a result, we improved profitability and increased operating cash flow sequentially.  We’ve broadened our portfolio of offers and strengthened our market position.”

Avaya said total revenues increased sequentially by 4.9 percent and U.S. revenues rose 7.1 percent sequentially.  Sales of products rose 11.5 percent sequentially. Increases in both direct and indirect channel sales contributed to the U.S. performance.  The company’s operating income was $82 million on an as-reported basis and was $107 million, excluding certain items (see table for details.)  Avaya also generated $148 million in operating cash flow in the quarter.

Deferred Tax Asset

In accordance with Statement of Financial Accounting Standard No. 109, the Company reversed a portion of its deferred tax asset valuation allowance.  As a result, the Company received a $590 million net tax benefit from this reversal in the fourth fiscal quarter of 2005.

The company said it does not expect to pay cash taxes on U.S. federal taxable income until it has used its approximately $1 billion of available U.S. federal net operating loss carry forwards.  As a result of the reversal, however, the company will begin to reflect a provision for U.S. income tax expense in its financial statements.

Avaya will continue to make cash tax payments for required alternative minimum taxes, and certain state, local and international taxes.

Share Repurchases

Avaya said it repurchased six million shares of its common stock during the fourth fiscal quarter at an average price of $10.08.  In the two quarters since the company instituted the program it has repurchased 11.5 million shares of its common stock.

Fiscal Year 2005 Results

Revenues for fiscal year 2005 were $4.902 billion compared to $4.069 billion for fiscal year 2004.  Operating income for fiscal year 2005 was $298 million compared to $323 million in the previous fiscal year. Operating income for fiscal 2005, excluding certain items, was $333 million compared to $311 million in the previous fiscal year, excluding certain items.

Avaya earned income from continuing operations of $923 million or $1.89 per diluted share in fiscal 2005, compared to income from continuing operations of $291 million or 63 cents per diluted share in fiscal 2004.  Excluding certain items, as detailed in the attached chart, income from continuing operations in 2005 was $286 million or 58 cents per diluted share, compared to $237 million, or 51 cents per diluted share in fiscal 2004.

Fourth Fiscal Quarter Highlights

Avaya acquired Nimcat Networks, a leading developer of embedded, peer-to-peer IP communications applications software. Nimcat Networks’ IP communications software, called nimX, is designed to be embedded within enterprise IP phones.

The company announced the shipment of its seven millionth IP telephony line, and is  positioned in the Leaders Quadrant of the Gartner Enterprise Telephony Magic Quadrant for both North America and EMEA.

During the last quarter, the first of the Avaya fixed mobile convergence applications became globally available: a downloadable solution jointly developed with Nokia that puts Avaya Communications Manager features and functions on Series 60 platform mobile devices.  Customers for the product include CNIPA and BAR Honda.

Avaya introduced new IP-based self service solutions, including the Avaya Voice Portal, a software platform for faster, easier speech-enabling of Web services across highly distributed enterprises; and a new speech application development tool for designers, Avaya Dialog Designer.

Avaya gained momentum in its Hosted Solutions, including the introduction of a new efficient and cost-effective platform that securely partitions IBM eServer BladeCenter systems to provide multiple instances of business communications applications to multiple customers on a single blade. In addition, we announced hosted relationships with:

Sprint – in a joint agreement for development and delivery of hosted VoIP telephony wireline and wireless services for the North American marketplace, including IP Telephony, Wireless Integration and Messaging.

Equant – in a global strategic alliance to jointly deliver solutions that provide customers with advanced IP communications for telephony and contact centers.

Telecom Italia –  Avaya IP telephony services will be offered by Telecom Italia both in a fully hosted mode, on Telecom Italia’s network platforms, as well as in a service managed mode on the customer’s premises, with management and maintenance carried out by the Italian operator.

Significant customer wins included:

Allstate Insurance Company, which deployed Avaya IP telephony solutions to new locations in North America.

A five-year global contract with ABN AMRO to support the international bank’s migration to IP telephony across 14 countries.  The technology update delivers Avaya mobility, messaging and contact center applications, supported by Avaya managed services.

Nextel Mexico, a leader in work group communications solutions and wireless business-oriented products and services, has implemented contact center solutions from Avaya that have enabled the company to improve the quality of service to more than 900,000 customers throughout Mexico.

A $4 million call center solution to Advanced Info Service PC, Thailand’s leading provider of mobile network systems.

Forward Looking Statements

Certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements regarding Avaya’s expected performance and outlook for operating results are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to:

•                       price and product competition;

•                       rapid or disruptive technological development, including the effects of the technology shift from traditional TDM to IP telephony;

•                       dependence on new product development;

•                       the mix of our products and services;

•                       customer demand for our products and services, including risks specifically associated with the services business and, in particular, the maintenance and rental and managed services lines of business, primarily due to renegotiations of customer contracts and changes in scope, pricing pressures and cancellations;

•                       general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations;

•                       disruption associated with the re-alignment of our sales and marketing efforts;

•                       risks related to inventory, including warranty costs, obsolescence charges, excess capacity, material and labor costs, and our distributors’ decisions regarding their own inventory levels;

•                       the economic, political and other risks associated with international sales and operations, including increased exposure to currency fluctuations and to European economies as a result of our acquisition of Tenovis;

•                       the ability to successfully integrate acquired companies, including Tenovis, which has required significant management time and attention;

•                       the ability to attract and retain qualified employees;

•                       control of costs and expenses;

•                       U.S. and non-U.S. government regulation; and

•                       the ability to form and implement alliances.

For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the SEC, which are available at www.sec.gov, particularly the information contained in Part II, Item 7, entitled “Forward Looking Statements,” of our fiscal 2004 Form 10-K and the information contained in Part I, Item 2, entitled “Forward Looking Statements,” of our Form 10-Q for the fiscal quarter ended June 30, 2005.  Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by accounting principles generally accepted in the United States of America (GAAP), the company has also disclosed in this press release, and will disclose in its conference call discussing fourth quarter earnings results and the accompanying supplementary materials, adjusted earnings per share, adjusted operating income, adjusted income from continuing operations and net cash, non-GAAP financial measures which management believes provides useful information to investors.

The rationale for managements’ use of non-GAAP measures is included as part of the Form 8-K furnished to the SEC today.  The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in this release and as part of the supplementary materials presented with the fourth  quarter earnings materials.  The supplementary materials are available on the Avaya investor relations website at www.avaya.com/investors and will be included in a subsequent filing of a Form 8-K with the SEC.

Conference Call and Webcast

Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EDT on Tuesday, Oct. 25, 2005.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States: 706-634-2454.

For those unable to participate, there will be a playback available from 8:00 p.m. EDT Oct. 25, through Nov 1, 2005.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 9953594.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (www.avaya.com/investors)  10-15 minutes prior to the start.  Supplementary materials accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than one million businesses worldwide, including more than 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services – Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

Avaya Inc. and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Months Ended September 30, 2005 and 2004

(Unaudited; Dollars and Shares in Millions, except per share amounts)

	For the three months ended		For the twelve months ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUE
Sales of products	$631	$565	$2,294	$2,048
Services	499	454	1,971	1,761
Rental and managed services	166	57	637	260
	1,296	1,076	4,902	4,069
COST
Sales of products	294	237	1,049	928
Services	325	271	1,297	1,064
Rental and managed services	61	30	259	132
	680	538	2,605	2,124
GROSS MARGIN	616	538	2,297	1,945

OPERATING EXPENSES
Selling, general and administrative	414	326	1,583	1,274
Research and development	98	93	394	348
Business restructuring charges	22	—	22	—
TOTAL OPERATING EXPENSES	534	419	1,999	1,622

	For the three months ended		For the twelve months ended
	September 30,		September 30,
	2005	2004	2005	2004
OPERATING INCOME	82	119	298	323

Other income (expense), net	2	9	(32)	(15)
Interest expense	(1)	(12)	(19)	(66)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	83	116	247	242

(Benefit) provision for income taxes	(577)	16	(676)	(49)
INCOME FROM CONTINUING OPERATIONS	660	100	923	291

DISCONTINUED OPERATIONS

(Loss) Income from discontinued operations	—	—	(2)	6

Provision for income taxes	—	—	—	1
(LOSS) INCOME FROM DISCONTINUED OPERATIONS	—	—	(2)	5

NET INCOME	$660	$100	$921	$296

EARNINGS PER SHARE - BASIC
Earnings per share from continuing operations	$1.39	$0.22	$1.95	$0.66
Earnings per share from discontinued operations	—	—	—	0.01
EARNINGS PER SHARE	$1.39	$0.22	$1.95	$0.67

EARNINGS PER SHARE - DILUTED
Earnings per share from continuing operations	$1.36	$0.21	$1.89	$0.63
Earnings per share from discontinued operations	—	—	—	0.01
EARNINGS PER SHARE	$1.36	$0.21	$1.89	$0.64

BASIC SHARES	474	454	473	439
DILUTED SHARES	484	488	489	476

Avaya Inc. and Subsidiaries

Consolidated Balance Sheets

As of September 30, 2005 and September 30, 2004

(Unaudited; Dollars in Millions, except per share amounts)

	September 30, 2005	September 30, 2004 (a)
ASSETS
Current assets:
Cash and cash equivalents	$750	$1,617
Accounts receivable less allowances of $58 and $48 as of September 30, 2005 and 2004, respectively	862	696
Inventory	288	239
Deferred income taxes, net	143	27
Other current assets	128	145
TOTAL CURRENT ASSETS	2,171	2,724

Property, plant and equipment, net	738	509
Deferred income taxes, net	911	400
Other intangible assets (b)	337	75
Goodwill (c)	914	257
Other assets	148	194
TOTAL ASSETS	$5,219	$4,159

	September 30, 2005	September 30, 2004 (a)
LIABILITIES
Current liabilities:
Accounts payable	$402	$345
Debt maturing within one year	5	299
Payroll and benefit obligations	300	328
Deferred revenue	244	178
Other current liabilities	368	273
TOTAL CURRENT LIABILITIES	1,319	1,423

Long-term debt	25	294
Benefit obligations	1,561	1,263
Deferred income taxes, net	96	—
Other liabilities	257	385
TOTAL NON-CURRENT LIABILITIES	1,939	1,942

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A junior participating preferred stock, par value $1.00 per share, 7.5 million shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share, 1.5 billion shares authorized, 471,328,963 and 455,827,524 issued (including 207,053 and 0 treasury shares) as of September 30, 2005 and 2004, respectively	5	5
Additional paid-in capital	2,895	2,592
Accumulated deficit	(53)	(974)
Accumulated other comprehensive loss	(883)	(829)
Less: treasury stock at cost	(3)	—
TOTAL STOCKHOLDERS’ EQUITY	1,961	794
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,219	$4,159

Notes to the Balance Sheets:

(a)          Certain prior year amounts have been reclassified to conform to the current period presentation.

(b)         Other intangible assets include $232 million related to Tenovis, $35 million related to Spectel and $8 million related to Nimcat as of September 30, 2005.

(c)          Goodwill includes $558 million related to Tenovis, $65 million related to Spectel and $29 million related to Nimcat as of September 30, 2005.

Avaya Inc. and Subsidiaries

Operating Segments

Revenue and Operating Income from Continuing Operations

Quarterly Trend

(Unaudited; Dollars in Millions)

REVENUE

	For the Fiscal Year Ended					For the Fiscal Year Ended
	September 30, 2004					September 30, 2005
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$480	$493	$506	$565	$2,044	$592	$625	$648	$707	$2,572
Avaya Global Services	489	511	510	511	2,021	556	597	588	589	2,330
Corporate	2	2	—	—	4	—	—	—	—	—
Total Avaya	$971	$1,006	$1,016	$1,076	$4,069	$1,148	$1,222	$1,236	$1,296	$4,902

OPERATING INCOME FROM CONTINUING OPERATIONS

	For the Fiscal Year Ended					For the Fiscal Year Ended
	September 30, 2004					September 30, 2005
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$2	$(3)	$17	$55	$71	$25	$(12)	$1	$43	$57
Avaya Global Services	53	63	68	65	249	56	27	37	46	166
Corporate: (A)	(3)	—	7	(1)	3	7	37	38	(7)	75
Total Avaya	$52	$60	$92	$119	$323	$88	$52	$76	$82	$298

(A) The segments are managed as two individual businesses and, as a result, include certain allocated costs and expenses of shared services, such as information technology, human resources, legal and finance.  At the beginning of each fiscal year, the amount of certain corporate overhead expenses, including targeted annual incentive awards, to be charged to operating segments is determined and fixed for the entire year in the annual plan.  The annual incentive award accrual is adjusted quarterly based on actual year to date results and those estimated for the remainder of the year.  This adjustment of the annual incentive award accrual, as well as any other over/under absorption of corporate overheads against plan is recorded and reported within the Corporate caption.

Avaya Inc. and Subsidiaries

Condensed Statements of Cash Flows

For the Years Ended September 30, 2005 and 2004

(Unaudited; Dollars in Millions)

	For the year ended		For the year ended
	September 30, 2005		September 30, 2004

Net cash provided by operating activities of continuing operations	$334		$479

Net cash (used in) provided by investing activities of continuing operations	(558	)(a)	21	(a)

Net cash used in financing activities of continuing operations	(638	)(b)	(64	)(b)

Effect of exchange rate changes on cash and cash equivalents	(5)		10

Net cash (used in) provided by continuing operations	(867)		446

Net cash used in discontinued operations	—		(21)

Net (decrease) increase in cash and cash equivalents	(867)		425

Cash and cash equivalents at beginning of fiscal year	1,617		1,192

Cash and cash equivalents at end of fiscal year	$750		$1,617

(a)          Includes capital expenditures of $147 and $81 and capitalized software development costs of $59 and $38 for the twelve months ended September 30, 2005 and 2004, respectively.
Includes $421 and $128 relating to acquisition of businesses, net of cash acquired for the twelve months ended September 30, 2005 and 2004, respectively.

(b)         Includes $315 and $404 related to the repurchase of the senior notes for the twelve months ended September 30, 2005 and 2004 respectively.

Avaya Inc. and Subsidiaries

Supplemental Revenue Tables

(Unaudited, Dollars in Millions)

Revenue by Geography

					Fourth Fiscal Quarter
							Mix
4Q04	1Q05	2Q05	3Q05	Dollars in millions	2005	2004	2005	2004	Change
$822	$734	$689	$717	U.S.	$768	$822	59%	76%	$(54)	-6.6%
				International:
142	278	387	377	EMEA - Europe/Middle East/Africa	378	142	29%	13%	236	166.2%
59	74	89	83	APAC - Asia Pacific	90	59	7%	6%	31	52.5%
53	62	57	59	Americas, non-U.S.	60	53	5%	5%	7	13.2%
254	414	533	519	Total international	528	254	41%	24%	274	107.9%
$1,076	$1,148	$1,222	$1,236	Total revenue	$1,296	$1,076	100%	100%	$220	20.4%

Revenue by Type

					Fourth Fiscal Quarter
							Mix
4Q04	1Q05	2Q05	3Q05	Dollars in millions	2005	2004	2005	2004	Change
$565	$554	$543	$566	Sales of products	$631	$565	49%	53%	$66	11.7%
454	477	498	497	Services	499	454	38%	42%	45	9.9%
57	117	181	173	Rental and managed services	166	57	13%	5%	109	191.2%
$1,076	$1,148	$1,222	$1,236	Total revenue	$1,296	$1,076	100%	100%	$220	20.4%

Sales of Product by Channel

					Fourth Fiscal Quarter
							Mix
4Q04	1Q05	2Q05	3Q05	Dollars in millions	2005	2004	2005	2004	Change
$280	$261	$265	$279	Direct	$322	$280	51%	50%	$42	15.0%
285	293	278	287	Indirect	309	285	49%	50%	24	8.4%
$565	$554	$543	$566	Total sales of products	$631	$565	100%	100%	$66	11.7%

GCS Revenue by Class

					Fourth Fiscal Quarter
							Mix
4Q04	1Q05	2Q05	3Q05	Dollars in millions	2005	2004	2005	2004	Change
$336	$354	$393	$393	Large Communications Systems	$445	$336	63%	60%	$109	32.4%
59	69	78	93	Small Communications Systems	91	59	13%	10%	32	54.2%
159	150	145	151	Converged Voice Applications	164	159	23%	28%	5	3.0%
11	19	9	11	Other	7	11	1%	2%	(4)	-36.4%
$565	$592	$625	$648	Total revenue - GCS	$707	$565	100%	100%	$142	25.1%

AGS Revenue by Class

					Fourth Fiscal Quarter
							Mix
4Q04	1Q05	2Q05	3Q05	Dollars in millions	2005	2004	2005	2004	Change
$358	$371	$372	$378	Maintenance	$370	$358	63%	70%	$12	3.3%
95	103	122	117	Implementation and integration services	125	95	21%	19%	30	31.6%
57	79	96	88	Rental and managed services	87	57	15%	11%	30	52.6%
1	3	7	5	Other	7	1	1%	0%	6	600.0%
$511	$556	$597	$588	Total revenue - AGS	$589	$511	100%	100%	$78	15.2%

Avaya Inc. and Subsidiaries

Certain Items Included in Reported Results That May Affect Comparability

Quarterly Comparisons

(Unaudited; Dollars in Millions, except per share amounts)

					For the twelve
	For the three months ended				months ended
	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005	September 30, 2005

Operating Income	$88	$52	$76	$82	$298

Certain Items Included in Operating Income:
Business restructuring charges	—	—	—	(22)	(22)
IPR&D write-offs associated with acquisitions	(4)	—	—	(3)	(7)
Tenovis integration costs	(6)	—	—	—	(6)
Certain Items Included in Operating Income	(10)	—	—	(25)	(35)

Operating Income Adjusted for the Impact of Certain Items	$98	$52	$76	$107	$333

Certain Items Included in Income from Continuing Operations before Income Taxes:
Loss on Senior Notes extinguishment	(41)	—	—	—	(41)
Certain Items Included in Income from Continuing Operations before Income Taxes	(41)	—	—	—	(41)

Certain Items Included in (Provision) Benefit for Income Taxes:
Deferred tax valuation allowance reversal	—	—	—	590	590
Favorable settlement of certain tax matters and other deferred tax adjustments	—	—	123	—	123
Certain Items Included in (Provision) Benefit for Income Taxes	—	—	123	590	713

Income from Continuing Operations	$33	$36	$194	$660	$923

Net Impact of Certain Items	(51)	—	123	565	637
Income from Continuing Operations Adjusted for the Impact of Certain Items	$84	$36	$71	$95	$286
Diluted EPS from Continuing Operations	$0.07	$0.07	$0.40	$1.36	$1.89

Net Impact of Certain Items on Diluted EPS from Continuing Operations	$(0.10)	$—	$0.25	$1.17	$1.31
Rounding	—	—	(0.01)	0.01	—
Diluted EPS from Continuing Ops. Adjusted for the Impact of Certain Items	$0.17	$0.07	$0.14	$0.20	$0.58

					For the twelve
	For the three months ended				months ended
	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004	September 30, 2004

Operating Income	$52	$60	$92	$119	$323

Certain Items Included in Operating Income:
Reversal of reserves for sales returns and allowances	—	—	—	12	12
Certain Items Included in Operating Income	—	—	—	12	12

Operating Income Adjusted for the Impact of Certain Items	$52	$60	$92	$107	$311

Certain Items Included in Income from Continuing Operations before Income Taxes:
Loss on sale of CommScope common shares	—	(5)	—	—	(5)
Loss on Senior Notes extinguishment	—	(21)	(21)	—	(42)
Certain Items Included in Income from Continuing Operations before Income Taxes	—	(26)	(21)	—	(47)

Certain Items Included in (Provision) Benefit for Income Taxes:
Favorable settlement of certain tax matters and other deferred tax adjustments	—	89	—	—	89
Certain Items Included in (Provision) Benefit for Income Taxes	—	89	—	—	89
Income from Continuing Operations	$30	$103	$58	$100	$291

Net Impact of Certain Items	—	63	(21)	12	54

Income from Continuing Operations Adjusted for the Impact of Certain Items	$30	$40	$79	$88	$237
Diluted EPS from Continuing Operations	$0.07	$0.22	$0.12	$0.21	$0.63

Net Impact of Certain Items on Diluted EPS from Continuing Operations	$—	$0.13	$(0.04)	$0.02	$0.12
Rounding	—	—	—	—	—
Diluted EPS from Continuing Ops. Adjusted for the Impact of Certain Items	$0.07	$0.09	$0.16	$0.19	$0.51